SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                           FORM 8-K


                        CURRENT REPORT


               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported): March 20, 2000


                     Sheldahl, Inc.
   (Exact name of Registrant as specified in its charter)


           Minnesota			              0-45       		   41-0758073
(State or other jurisdiction    		(Commission    		I.R.S. Employer
     of incorporation)		         	File Number)	    Identification No.)


       1150 Sheldahl Road
       Northfield, Minnesota					                  55057
(Address of principal executive offices)		      	(Zip Code)


Registrant's telephone number, including area code: (507) 663-8000
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Item 5.  Other Events

	On March 20, 2000, Sheldahl, Inc. (the "Company") announced that Molex Incorporated ("Molex") had notified the Company that Molex would not make a proposal to enter into an agreement to acquire the remaining equity interests of the Company not currently owned by Molex. A copy of the Press Release of the Company dated March 20, 2000 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

	As part of Molex's notification to the Company, Molex waived certain rights under the Agreement Relating to Sheldahl dated November 18, 1998 (the "November 1998 Agreement") and under the exclusivity letter with the Company dated February 17, 2000 (the "Exclusivity Agreement"). A copy of Molex's letter to the Company dated March 17, 2000 is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

	The November 1998 Agreement provides Molex with certain rights in connection with (i) third party proposals to acquire substantially all of the assets of the Company or (ii) transactions in which a person becomes the beneficial owner of a majority of the common stock or voting power of the Company or in which the shareholders of the Company before the transaction cease to own a majority of the common stock and voting power of the Company after the transaction. Certain of these rights are modified in situations where the Company desires to solicit interests for a transaction. In such instance, the Company shall advise Molex of the terms and conditions upon which it is willing to consummate a transaction. If Molex and the Company do not proceed with such a transaction, the Company is free to solicit third party interests on terms no more favorable to the third party than those proposed to Molex, provided the Company gives Molex five business days' notice prior to acceptance by the Company of such third party acquisition proposal. The Company has provided Molex with the required notice and the general terms of such a transaction. Although Molex has notified the Company that it will not proceed to consummate a transaction with the Company, under the terms of the November 1998 Agreement, the Company is still required to provide five days' notice before the Company accepts an offer from a third party meeting the requirements of the November 1998 Agreement. In its March 17, 2000 letter, Molex has agreed to waive any such required notice until 5:00 p.m., Central Time on June 15, 2000.

	Under the terms of the Exclusivity Agreement, the Company agreed to deal exclusively with Molex through March 10, 2000. In addition, under the Exclusivity Agreement, in the event the Company enters into an agreement or consummates an acquisition within six months after February 17, 2000 with any person or entity that made a proposal after February 17, 2000 and prior to March 11, 2000 (provided that such proposal has a value of not less than $7.50 per share and Molex has not advised the Company that it is willing to consummate an acquisition of the Company at less than $7.75), the Company is obligated to pay Molex a non-accountable expense reimbursement of $750,000. In its March 17, 2000 letter, Molex has agreed to waive the $750,000 payment with respect to any transaction entered into between the Company and Irwin L. Jacobs within thirty days after March 17, 2000 on terms described in Molex's March 17, 2000 letter.

There can be no assurance that the Company will enter into an agreement with respect to a transaction with any party or that any such transaction will be consummated.

Item 7.	Financial Statements, Pro Forma Financial Information and
Exhibits.

	Exhibit 99.1	Press Release

	Exhibit 99.2	Letter from Molex Incorporated to the Company dated
              March 17, 2000

	Exhibit 99.3	Exclusive Letter Agreement between the Company and
              Molex Incorporated dated February 17, 2000, incorporated by reference to Exhibit 99.1 of the Current Report on form 8-K filed by the Company on February 17, 2000.

	Exhibit 99.4	Agreement Relating to Sheldahl between Molex
              Incorporated and the Registrant dated November 18, 1998, incorporated by reference from Exhibit 4.1.3 of Registrant's Form 10-K for the Fiscal Year ended August 28, 1998.

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                             SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


						Sheldahl, Inc.



						By /s/ Edward L. Lundstrom
	 		     Edward L. Lundstrom, President and
		  					Chief Executive Officer

Dated: March 20, 2000
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